Exhibit 99.1

City of New York Executes Lease with Clipper Realty Inc. for Renewal of Commercial Leases at 250 Livingston Street Property

NEW YORK, May 10, 2019 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”) is pleased to announce that the City of New York’s Department of Citywide Administrative Services (the “City”) has approved and countersigned the lease for renewal of its commercial leases at the 250 Livingston Street property. As previously disclosed, the new lease will have a ten-year term commencing upon expiration of the current leases in August 2020. The Company expects the new lease to initially add approximately $5.0 million to the property’s annual net operating income, net of adjustments based on current expense levels.

About Clipper Realty

Clipper Realty is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning future income and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018, and other reports filed from time to time with the SEC.

Contact

Michael Frenz, Head of Capital Markets

(718) 438-2804 x2274

M: (917) 576-7750

Email: mfrenz@clipperrealty.com